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                          AAMES FINANCIAL CORPORATION
                                LOSS PER SHARE

          FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998

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
                                                                       Three Months Ended                 Six Months Ended
                                                                           December 31,                      December 31,
                                                                    1999             1998              1999              1998
                                                                    ----             ----              ----              ----
  BASIC LOSS PER COMMON SHARE:
  Net loss                                                     $ (47,695,000)     (195,745,000)    $ (46,805,000)     (197,901,000)
  Plus: Accrued preferred dividends                               (2,039,000)                -        (3,580,000)                -
                                                               -------------     -------------     -------------     -------------
  Net loss available to common stockholders                    $ (49,734,000)     (195,745,000)    $     (50,485)     (197,901,000)
  Average common shares outstanding                               31,027,000        31,007,000        31,108,000        30,992,000
                                                               -------------     -------------     -------------     -------------

  Basic loss per common share                                  $       (1.60)            (6.31)    $       (1.63)            (6.39)
                                                               =============     =============     =============     =============

  DILUTED LOSS PER COMMON SHARE:
  Net loss for calculating diluted                             $ (49,734,000)     (195,745,000)    $     (50,485)     (197,901,000)
  loss per common share
  Adjust net loss to add back the after-tax amount
  of interest recognized in the period associated
  with the convertible subordinated notes                                  -                 -                 -                 -
                                                               -------------     -------------     -------------     -------------
  Adjusted diluted net loss                                    $ (49,734,000)     (195,745,000)    $     (50,485)     (197,901,000)
                                                               -------------     -------------     -------------     -------------
  Average common shares outstanding                               31,027,000        31,007,000        31,108,000        30,992,000
  Add exercise of options and warrants                                     -                 -                 -                 -
  Convertible subordinated notes                                           -                 -                 -                 -
                                                               -------------     -------------     -------------     -------------
  Diluted shares outstanding                                      31,027,000        31,007,000        31,108,000        30,992,000
                                                               -------------     -------------     -------------     -------------
  Diluted loss per common share                                $       (1.60)            (6.31)            (1.63)            (6.39)
                                                               =============     =============     =============     =============
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